CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 12 to the
Registration Statement (Form N-1A No. 33-64368) of Neuberger & Berman Equity Trust, and to the incorporation by reference of our report dated October 3, 1996 on Neuberger & Berman International Portfolio, a series of Global Managers Trust, included in the 1996 Annual Report to Shareholders of Neuberger & Berman Equity Funds.

                                               By:  /s/ Ernst & Young
                                                    --------------------------
                                                       ERNST & YOUNG



August 25, 1997